UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2017

Elevate Credit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37680	46-4714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4150 International Plaza, Suite 300

Fort Worth, Texas 76109

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (817) 928-1500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On April 27, 2017, Elastic SPV, Ltd. (“Elastic SPV,” or the “Borrower”), Elevate Credit, Inc. (the “Company”) as a guarantor, the other guarantors party thereto (such guarantors collectively with the Company and the Borrower, the “Credit Parties”) and Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and the holders (in such capacity, the “Agent”) entered into a Third Amendment to Financing Agreement (the “Amendment”) with respect to the Financing Agreement, dated as of July 1, 2015, as amended by that certain First Amendment to Financing Agreement dated as of October 21, 2015 and that certain Second Amendment to Financing Agreement dated as of July 14, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), pursuant to which, among other changes to the Financing Agreement effected by the Amendment, the Maximum Commitment (as defined in the Financing Agreement) was increased to $250 million and the maturity date (subject to certain exceptions for any notes held by VPC Investor Fund A, L.P.) was extended to July 1, 2021.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated herein by reference.

Item 8.01.	Other Events

On May 2, 2017, the Company issued a press release announcing that Elastic SPV increased its debt facility from $150 million to $250 million. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1¥	Third Amendment to Financing Agreement, dated April 27, 2017, by and among Elastic SPV, Ltd., the guarantors party thereto, the lenders party thereto, and Victory Park Management, LLC, as agent.

99.1	Press release dated May 2, 2017.

¥	Confidential treatment has been requested as to certain portions of this exhibit, which portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevate Credit, Inc.

Dated: May 2, 2017

	By:	/s/ Christopher Lutes
Christopher Lutes
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1¥	Third Amendment to Financing Agreement, dated April 27, 2017, by and among Elastic SPV, Ltd., the guarantors party thereto, the lenders party thereto, and Victory Park Management, LLC, as agent.

99.1	Press release dated May 2, 2017.

¥	Confidential treatment has been requested as to certain portions of this exhibit, which portions have been omitted and submitted separately to the Securities and Exchange Commission.